JOINT FILER INFORMATION
                             -----------------------


Name:                           Frost Gamma Investments Trust

Address:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:               Phillip Frost, M.D.

Issuer Name and Ticker Symbol:  OPKO Health, Inc. (OPK)

Date of Earliest Transaction:   May 12, 2009

Relationship to Issuer:         10% Owner


FROST GAMMA INVESTMENTS TRUST

      by: /s/ Phillip Frost MD, as trustee
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          Phillip Frost, M.D., Trustee